Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

▪	Registration Statement No. 33-54497 on Form S-8,

▪	Registration Statement No. 33-54499 on Form S-8,

▪	Registration Statement No. 333-34631 on Form S-8,

▪	Registration Statement No. 333-75793 on Form S-8,

▪	Registration Statement No. 333-89471 on Form S-8,

▪	Registration Statement No. 333-36096 on Form S-8,

▪	Registration Statement No. 333-73408 on Form S-8,

▪	Registration Statement No. 333-97811 on Form S-8,

▪	Registration Statement No. 333-114435 on Form S-8,

▪	Registration Statement No. 333-137750 on Form S-3ASR,

▪	Registration Statement No. 333-138031 on Form S-8,

▪	Registration Statement No. 333-143266 on Form S-8, and

▪	Registration Statement No. 333-155748 on Form S-3ASR.

of our reports dated March 31, 2009, relating to the consolidated financial statements and financial statement schedule of Lowe's Companies, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lowe's Companies, Inc. for the fiscal year ended January 30, 2009.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 31, 2009